Exhibit 99.7
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Certain Relationships and Related Person Transactions

Described below are related person transactions (as defined below) that occurred during 2017, that are continuing or that are currently proposed. The transactions described herein include those involving our Former Principal Equityholders who, as discussed below, have fully sold their equity ownership interest in us.

Reorganization Agreement

In connection with the transactions effecting our pre-IPO reorganization (the “Reorganization Transactions”), we entered into a reorganization agreement with New TMM and other subsidiaries of ours, the Former Principal Equityholders and other existing limited partners of TMM and the TPG and Oaktree Holding Vehicles, which governed the Reorganization Transactions. In addition, under the reorganization agreement, the TPG Holding Vehicle, the Oaktree Holding Vehicle, JHI and certain members of our management and our board of directors subscribed for a number of shares of our Class B common stock equal to the number of New TMM Units they then owned, at a price equal to the par value per share of Class B common stock. As described below, our Former Principal Equityholders sold all of their New TMM Units and a corresponding number of shares of Class B common stock and no longer hold any equity interest in the Company.

For information on beneficial ownership by our significant stockholders, directors and executive officers of our Class A common stock as of the most recent practicable date, see “Security Ownership of Certain Beneficial Owners, Directors and Management.”

New TMM Limited Partnership Agreement

In connection with the Reorganization Transactions, Taylor Morrison Home Corporation, the TPG and Oaktree Holding Vehicles, JHI and certain members of our management and our board entered into the limited partnership agreement of New TMM (the “New TMM LPA”). As a result of the Reorganization Transactions and in accordance with the terms of the New TMM LPA, New TMM, through TMM and its subsidiaries, exercises stewardship over the business and affairs of Taylor Morrison Holdings and its subsidiaries and Holdings II and its subsidiaries. New TMM does not conduct any activities other than direct or indirect ownership and stewardship over Taylor Morrison Holdings and Holdings II and their respective subsidiaries.

The holders of New TMM Units, including Taylor Morrison Home Corporation, will generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of New TMM. Net profits and net losses of New TMM are generally allocated to its members pro rata in accordance with the percentages of their respective New TMM Units, though certain non pro rata adjustments may be made to reflect tax depreciation, amortization and other allocations. To the extent permitted under the instruments governing our indebtedness, the New TMM LPA provides for cash distributions to its limited partners if the taxable income of New TMM gives rise to taxable income for its limited partners. In accordance with the New TMM LPA and, assuming New TMM is permitted to do so under the instruments governing our indebtedness, New TMM will make cash distributions to the extent feasible to the holders of the New TMM Units, including Taylor Morrison Home Corporation, for purposes of funding their tax obligations in respect of the income of New TMM that is allocated to them. Generally, these tax distributions are computed based on our estimate of the net taxable income of New TMM allocable to such holder of New TMM Units multiplied by an assumed tax rate equal to the greater of (x) the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in San Francisco, California and (y) the highest combined provincial and federal income tax rate applicable to an individual or (if higher) a corporation that is a resident of Canada and is subject to tax in the province of Canada that has the highest income tax rate (in each case taking into account the nondeductibility of certain expenses and the character of our income). In addition, to the extent permitted under the instruments governing our indebtedness, New TMM may make distributions to Taylor Morrison Home Corporation without pro rata distributions to other limited partners in order to pay (i) consideration, if any, for redemption, repurchase or other acquisition of equity interests of New TMM to the extent such cash is used to redeem, repurchase or otherwise acquire our Class A common stock, (ii) operating, administrative and other similar costs incurred by Taylor Morrison Home Corporation, and (iii) other payments related to (a) legal, tax, accounting and other professional fees and expenses, (b) judgments, settlements, penalties, fines or other costs and expenses in

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

respect of any claims involving Taylor Morrison Home Corporation and (c) other fees and expenses related to the maintenance of our existence or any securities offering, investment or acquisition transaction authorized by our board of directors.

The New TMM LPA provides that, subject to certain exceptions, any time Taylor Morrison Home Corporation issues a share of our Class A common stock or any other equity security, the net proceeds received by Taylor Morrison Home Corporation with respect to such issuance, if any, will be concurrently invested in New TMM and New TMM will issue to Taylor Morrison Home Corporation one New TMM Unit or other economically equivalent equity interest. Conversely, if at any time, any shares of our Class A common stock are redeemed, repurchased or otherwise acquired, New TMM will redeem, repurchase or otherwise acquire an equal number of New TMM Units held by Taylor Morrison Home Corporation, upon the same terms and for the same price, as the shares of our Class A common stock are redeemed, repurchased or otherwise acquired.

Under the New TMM LPA, the Partners (as defined in the New TMM LPA) agreed that the Former Principal Equityholders and/or one or more of their respective affiliates were permitted to engage in business activities or invest in or acquire businesses that may compete with our business or do business with any customer of ours.

Under the New TMM LPA, New TMM is required to indemnify all of its Partners, including Taylor Morrison Home Corporation, against any and all losses and expenses related thereto incurred by reason of the fact that such person was a Partner of New TMM. In the event that losses are incurred as a result of a Partner’s fraud or willful misconduct, such Partner is not entitled to indemnification under the New TMM LPA.

New TMM may be dissolved only upon the voluntary agreement of its general partner or as otherwise required by the laws of the Cayman Islands. Upon dissolution, New TMM will be liquidated and the proceeds from any liquidation will be applied and distributed in the following manner: (a) first, to creditors (including to the extent permitted by law, creditors who are Partners) in satisfaction of the liabilities of New TMM, (b) second, to establish cash reserves for contingent or unforeseen liabilities and (c) third, to the Partners in proportion of their interests in New TMM (other than to Partners holding unvested New TMM Units to the extent that their units do not vest as a result of the event causing the dissolution).

Due to the nature of the New TMM LPA, it is not the type of agreement that is typically entered into with, or available to, unaffiliated third parties.

Exchange Agreement

In connection with the closing of the IPO, Taylor Morrison Home Corporation, the TPG and Oaktree Holding Vehicles, JHI and certain members of our management and board of directors and other existing and future holders of our New TMM Units (and corresponding Class B common stock) entered into an exchange agreement under which, from time to time, they (or certain transferees thereof) have the right to exchange their New TMM Units (along with a corresponding number of our Class B common stock) for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications.

Stockholders Agreement

In connection with the IPO, we entered into a Stockholders Agreement with our Former Principal Equityholders, which contained provisions related to the composition of our board of directors and its committees and permitted our Former Principal Equityholders to nominate directors based on the level of their equity ownership in us. As our Former Principal Equityholders have sold out of their ownership in us, as described below, the Stockholders Agreement is no longer operative.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with our Former Principal Equityholders and certain members of our management and our board of directors. The registration rights agreement provided several of our Former Principal Equityholders with certain registration rights in respect of shares of our Class A common stock held by them, subject to certain conditions. We were required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares pursuant to the agreement. The agreement also includes customary indemnification provisions in favor of our Former Principal

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Equityholders and the members of management and the members of our board of directors party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act and the Exchange Act) and related parties against certain losses and liabilities (including reasonable costs of investigation and legal expenses) arising out of or based upon any filing or other disclosure made by us under the securities laws relating to any such registration.

Indemnification of Directors and Officers

We enter into customary indemnification agreements with our executive officers and directors that provide, in general, that we will provide them with customary indemnification in connection with their service to us or on our behalf.

Joint Ventures

From time to time, we and/or one or more of our subsidiaries entered into land development and/or homebuilding joint ventures with one or more of our Former Principal Equityholders and/or their affiliates. Our joint venture Marblehead Development Partners LLC was formed with affiliates of Oaktree and TPG, our joint venture Tramonto Development Partners, LLC was formed with an affiliate of Oaktree and our joint venture Pacific Point Development Partners LLC formed with affiliates of Oaktree, in each case, as previously disclosed. These joint ventures remained operative during 2017 under the same terms as originally entered into.

The foregoing joint ventures were undertaken in compliance with our Related Person Transaction Policy described below, including review and approval by our audit committee.

Securities Offerings Involving the Former Principal Equityholders

During 2017 and in January 2018, we conducted several registered public offerings of shares of our Class A common stock and used all of the net proceeds from these offerings to purchase New TMM Units and a corresponding number of shares of our Class B common stock from our Former Principal Equityholders at a price per New TMM Unit equal to the same per share price the underwriters paid in the corresponding registered offering. In connection with the offerings completed in 2017, the TPG Holding Vehicle, the Oaktree Holding Vehicle and JHI received proceeds from their sale of New TMM Units and Class B common stock in an aggregate amount of $550.4 million, $550.4 million and $11.1 million, respectively, and, in connection with the offerings completed in 2018, the TPG Holding Vehicle and the Oaktree Holding Vehicle each received proceeds from their sale of New TMM Units and Class B common stock in an aggregate amount of $383.6 million.

TPG Capital BD, LLC, an affiliate of the TPG Holding Vehicle, served as an underwriter in one of the registered offerings completed during 2017 and received fees of approximately $285,000 in connection therewith.

In addition, in January 2018, in a series of privately negotiated transactions conducted concurrently with each of the January 2018 registered public offerings, we purchased New TMM Units and a corresponding number of shares of our Class B common stock directly from the TPG Holding Vehicle and the Oaktree Holding Vehicle at a price per New TMM Unit equal to the same per share price the underwriters paid in the corresponding registered offering. The TPG Holding Vehicle and the Oaktree Holding Vehicle each received proceeds from the Company from their sale of New TMM Units and Class B common stock in an aggregate amount of $100.9 million.

The foregoing transactions were undertaken in compliance with our Related Person Transaction Policy described below, including review and approval by our audit committee.

Other Related Person Transactions

In August 2017, we closed on the purchase of 140 home lots in Tustin, California for a total purchase price of $30.0 million from Intracorp Companies, which is owned and controlled by, a former member of our board of directors, Joe S. Houssian.

In October 2017, we also completed the purchase of 112 acres of land in South Carolina for $10.5 million. The land was purchased from IOTA Doby Bridge, LLC which is managed and partly owned by Gibralter Capital and Asset Management, LLC, a fund managed by one of our Former Principal Equityholders, the Oaktree Holding Vehicle.

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The foregoing transactions were undertaken in compliance with our Related Person Transaction Policy described below, including review and approval by our audit committee and were on terms no less favorable than would have been received by an unaffiliated third party.

Related Person Transaction Policy

We have adopted a written Related Person Transaction Policy, which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our audit committee. In accordance with our Related Person Transaction Policy, our audit committee has overall responsibility for the implementation and compliance with this policy.

For the purposes of our Related Person Transaction Policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in our Related Person Transaction Policy) had, has or will have a direct or indirect material interest, in excess of $120,000. A “related person transaction” does not include any employment relationship or transaction involving an executive officer and any related compensation resulting solely from that employment relationship which has been reviewed and approved, or recommended to the board of directors for approval, by our board of directors or compensation committee (or group of independent directors performing a similar function).

Our Related Person Transaction Policy requires that notice of a proposed related person transaction be provided to our legal department prior to entering into such transaction. If our legal department determines that such transaction is a related person transaction, the proposed transaction will be submitted to our audit committee for consideration. Under our Related Person Transaction Policy, only our audit committee or audit committee chair will be permitted to approve those related person transactions that are in, or not inconsistent with, our best interests. In the event we become aware of a related person transaction that has not been previously reviewed, approved or ratified under our Related Person Transaction Policy and that is ongoing or is completed, the transaction will be submitted to our audit committee so that it may determine whether to ratify, rescind or terminate the related person transaction.

Our Related Person Transaction Policy also provides that our audit committee or audit committee chair will review certain previously approved or ratified related person transactions that are ongoing to determine whether the related person transaction remains in our best interests and the best interests of our stockholders.

Each of the transactions described herein was made in compliance with our Related Person Transaction Policy, including review and approval by our audit committee.

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